UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 6, 2002

                           THE ADVISORY BOARD COMPANY
             (Exact name of registrant as specified in its charter)


       Delaware              000-33283                 52-1468699
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

              600 New Hampshire Avenue, NW, Washington, D.C. 20037 (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (202) 672-5600

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     Item 5. Other Events.

     On August 6, 2002, The Advisory Board Company filed with the Secretary of State of the State of Delaware a Certificate of Retirement of The Advisory Board Company's Class A Voting Common Stock and Class B Non-Voting Common Stock under
Section 243(b) of the General Corporation Law of the State of Delaware, pursuant to which:

     (i) all of the shares of the Class A Voting Common Stock and Class B Non-Voting Common Stock of the registrant were retired;

     (ii) the capital of the registrant was reduced by the capital represented by the Class A Voting Common Stock and Class B Non-Voting Common Stock; and

     (iii) all matters set forth in the Certificate of Incorporation of the registrant with respect to the Class A Voting Common Stock and Class B Non-Voting Common Stock were eliminated from the Certificate of Incorporation.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

   Exhibit No.           Description of Exhibit

   3.1 Certificate of Retirement of the Class A Voting Common Stock and the Class B Non-Voting Common Stock of The Advisory Board Company



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         THE ADVISORY BOARD COMPANY


                         By:   /s/ David L. Felsenthal
                               -------------------------------------------------
                               David L. Felsenthal
                               Chief Financial Officer, Secretary and Treasurer

Date:  August 7, 2002



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